FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, Chief Financial Officer & C.O.O. Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 6202 www.northeastbank.com
Northeast Bancorp Announces Dates for
Fiscal 2012 Fourth Quarter Earnings Results and Conference Call

Lewiston, ME (July 27, 2012) - Northeast Bancorp  (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank, announced today it will release its fiscal 2012 fourth quarter earnings results after the markets close on Tuesday, July 31, 2012. Following the release, the company will host a conference call with a simultaneous webcast at 11:00 a.m. EDT on Wednesday, August 1, 2012.  The conference call will be hosted by Northeast Bancorp President and CEO Rick Wayne, as well as Chief Financial Officer and COO Claire Bean, who will review the fourth quarter financial results and accomplishments.

Investors can access the call by dialing 877.878.2762 and providing the following conference ID#: 15850680. The call will be available via live webcast, which can be viewed by accessing the company's website at www.northeastbank.com and clicking on the Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least 15 minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, an online replay will be available online for 1 year at www.northeastbank.com.

About Northeast Bancorp
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full service bank headquartered in Lewiston, Maine. Northeast Bank derives its income from a combination of traditional banking services as well as from its Loan Acquisition and Servicing Group, which purchases performing commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, which launched its pilot in the first quarter of calendar 2012, offers savings products to consumers online, through affinity partnerships with non-profit organizations. Northeast Bank operates ten full-service branches, four investment centers and three loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include risks as described in the registration statement referred to above and in the Company’s other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

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